Exhibit 10.2

FUEL SYSTEMS SOLUTIONS, INC.

2011 PHANTOM STOCK OPTION PLAN

1. Purpose. The purpose of this 2011 Phantom Stock Option Plan (the "Plan") is to aid Fuel Systems Solutions, Inc., a Delaware corporation (the "Company"), in attracting, retaining, motivating and rewarding officers and key employees of the Company or its Subsidiaries to promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. To achieve these objectives, the Plan provides for the granting of Phantom Stock Options by the Company's Subsidiaries.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and applicable rulings and regulations thereunder

(b) "Award" means any Phantom Stock Option granted to a Participant under the Plan.

(c) "Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant's Award upon such Participant's death, except that a Participant's prior Beneficiary designation of his or her spouse as Beneficiary will be automatically revoked upon such Participant's divorce, unless the designation is specifically reaffirmed in writing to the Committee following such divorce.

(d) "Board" means the Company's Board of Directors.

(e) "Cause" means (i) the willful failure by a Participant to substantially perform his duties with the Company or with any Subsidiary or affiliate, or (ii) Participant's conviction (or similar plea) for any criminal act, except that no misdemeanor (or similar level act) will constitute Cause unless it shall have involved misappropriate use of funds or property, fraud, moral turpitude, or similar activities. Whether Cause exists (for purposes of this Plan only), shall be determined in the sole and absolute discretion of the Compensation Committee.

(f) "Change in Control" and related terms have the meanings specified in Section 8.

(g) "Committee" means, with respect to any Subsidiary of the Company designated by the Compensation Committee, a committee consisting solely of two (2) or more directors of such Subsidiary appointed by the Compensation Committee to administer the Plan and to perform the functions set forth herein, subject to the supervision and approval of the Compensation Committee.

(h) "Compensation Committee" means the Compensation Committee of the Board.

(i) "Effective Date" means the effective date specified in Section 10(e).

(j) "Eligible Employee" means a full-time officer or key employee (regularly working at least 32 hours per week) of the Company or any of its Subsidiaries who is employed by the Company or its Subsidiaries outside of the United States at the time of grant of an Award. The transfer of an Eligible Employee between divisions, from the Company to a Subsidiary or affiliate, from a Subsidiary or affiliate to the Company, or from one Subsidiary or affiliate to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an Eligible Employee is placed on military or sick leave or such other leave of absence which is considered by the Compensation Committee in its sole and absolute discretion as continuing intact the employment relationship.

(k) "Fair Market Value" of a share of Stock means, as of the date in question, the officially-quoted closing selling price of the Stock in US currency (or if no selling price is quoted, the bid price) on the principal securities exchange or market on which the Stock is then listed for trading (i.e., the Nasdaq National Market) (the "Market") for the applicable trading day or, if the Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Stock determined in good faith by the Board using any reasonable method.

(l) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Employee.

(m) "Phantom Stock Option" means a right granted to a Participant under Section 6(b).

(n) "Rule l6b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated under the Act.

(o) "Stock" means the Company's common stock, $0.001 par value.

(p) "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Board are owned directly or indirectly by the Company.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered on behalf of each designated Subsidiary by the Committee, subject to the powers of the Compensation Committee. The Compensation Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Participants; to determine the number of Awards to be granted; to establish the terms, conditions, restrictions and other provisions of Awards; to cancel or suspend Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto. Subject to consultation with and the approval of the Compensation Committee, the Committee shall, with respect to its Subsidiary, have full and final authority, in each case subject to and consistent with the provisions of the Plan, to grant Awards; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan or as shall be delegated to the Committee by the Compensation Committee. Decisions of the Compensation Committee and the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries and other persons claiming rights from or through a Participant, and shareholders of the Company.

(b) Manner of Exercise of Committee Authority. The Committee may delegate to officers or managers of the Company or any Subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, subject to the approval of the Compensation Committee.

(c) Limitation of Liability. The Compensation Committee and the Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a Subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Compensation Committee or the Committee, any person acting pursuant to authority delegated by the Compensation Committee or the Committee, and any officer or employee of the Company or a Subsidiary or affiliate acting at the direction or on behalf of the Compensation Committee or the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Award Limitations Under the Plan.

(a) Overall Number of Awards Available. Subject to adjustment as provided in Section 10(b), the total number of Awards available under the Plan shall be Phantom Stock Options for 300,000 shares.

(b) Counting Rules. Awards for Phantom Stock Options under the Plan that are canceled, expired or forfeited will again be available for Awards.

5. Participant Eligibility. Participation in the Plan shall be open to all Eligible Employees of the Company and its Subsidiaries. No officer or employee of the Company or any of its Subsidiaries shall have a claim to be granted any Award under the Plan. Nothing in the Plan or in any Award shall confer any right on a Participant to continue as an officer or employee of the Company or shall interfere in any way with the right of the Company to terminate such employment or officer service or to reduce the compensation or responsibilities of a Participant at any time. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, its Subsidiaries, the Committee, or the Board, as the case may be.

Determinations made by the Compensation Committee or the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. An Award of any type made hereunder in any one year to an Eligible Employee shall neither guarantee nor preclude a further grant of that or any other type to such Eligible Employee in that year or subsequent years.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Compensation Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Compensation Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Compensation Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan.

(b) Phantom Stock Options. The Committee is authorized to grant Phantom Stock Options to Participants on the following terms and conditions:

(i) Exercise Price. Phantom Stock Options will be denominated with an "exercise price" in US dollars at least equal to the Fair Market Value of a share of Stock in US dollars as of the date of grant. Upon exercise of a Phantom Stock Option, the Participant will be entitled to payment by the Subsidiary employing such Participant of the positive difference in value between the "exercise price" on the date of grant in US dollars and the Fair Market Value of a share of Stock on the date of exercise in US dollars, converted to local currency at the conversion rate prevailing on the date of exercise.

(ii) Phantom Stock Option Term; Time and Method of Exercise, Other Conditions. The Compensation Committee shall determine the term of each Phantom Stock Option, provided that in no event shall the term exceed a period of ten years from the date of grant. Phantom Stock Options shall be exercised by a Participant only by a written notice delivered as specified in the Award and specifying the number of Shares with respect to which the Phantom Stock Option is being exercised. If requested by the Committee, the Participant shall deliver the Award evidencing the Phantom Stock Options together with the exercise notice.

(iii) Amount Payable. Upon the exercise of a Phantom Stock Option, the Participant shall be entitled to receive from the Subsidiary employing such Participant an amount in local currency determined by multiplying (A) the excess of the Fair Market Value of a share of Stock on the date of exercise of such Phantom Stock Option over the Fair Market Value of a share of Stock on the date of the grant of the Phantom Stock Option (all measured in US dollars), by (B) the number of shares of Stock as to which such Phantom Stock Option is being exercised, less any taxes required to be paid or withheld under applicable local laws. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Phantom Stock Option by including such a limit in the Agreement evidencing the Phantom Stock Option at the time it is granted.

(iv) Form of Payment. Payment of the amount determined under Section 6(b)(iii) shall be made in local currency converted from US dollars at the conversion rate prevailing on the date of exercise and shall be paid by the Subsidiary employing such Participant to the Participant in such local currency.

(v) Termination of Employment. At such time as a Participant ceases to be an employee of the Company or any of its Subsidiaries for any reason, all outstanding, unexercised, Phantom Stock Options granted to such Participant shall terminate. Notwithstanding the foregoing, the Compensation Committee may provide, either at the time an Phantom Stock Option is granted or thereafter, that the Phantom Stock Option may be exercised after the periods provided for in this Section 6(b)(v), but in no event beyond the term of the Phantom Stock Option.

(vi) Substitution and Modification. Subject to the terms of the Plan, the Compensation Committee may modify outstanding Phantom Stock Options or accept the surrender of outstanding Phantom Stock Options (to the extent not exercised) and grant new Phantom Stock Options in substitution for them. Notwithstanding the foregoing, no modification of an Phantom Stock Option shall alter or impair any rights or obligations under the Phantom Stock Option without the Participant's consent, except as provided for in this Plan or any Award agreement. In addition, notwithstanding the foregoing, no amendment or modification of an Phantom Stock Option shall cause an Phantom Stock Option issued under the Plan to be repriced or to lower the exercise price of a previously granted Phantom Stock Option.

7. Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Act in respect of the Company, the Compensation Committee and the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Compensation Committee may authorize the Company to repurchase any Award in order to avoid a Participant who is subject to Section 16 of the Act incurring liability under Section 16(b).

8. Change in Control.

(a) Effect of Change in Control on Awards. Unless otherwise provided in the Award document, in the event of a Change in Control all non-forfeited Phantom Stock Options carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control. Notwithstanding anything to the contrary set forth in this Plan, at or immediately prior to the occurrence of a Change in Control, the Company may give a Participant written notice thereof requiring such Participant either (i) to exercise some or all of his or her Phantom Stock Options on or prior to the date of the Change in Control, including all installments, or (ii) to surrender some or all of such Phantom Stock Options in return for a cash payment equal to the excess, if any, of the Fair Market Value of the shares subject to the Phantom Stock Option surrendered over the aggregate exercise price for such shares under the Phantom Stock Option. Any Phantom Stock Options which the Company requires to be exercised and which shall not have been exercised in accordance with the provisions of the Plan by such date shall automatically lapse irrevocably and the Participant shall have no further rights with respect to such Phantom Stock Options.

(b) Definition of Change in Control. Unless otherwise determined by the Board, the term Change in Control shall mean any of the following events occurring after the Effective Date:

(i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Act or any successors thereto, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

(v) for purposes of this Section 8, "Exempt Person" means (i) Mariano Costamagna, (ii) any person, entity or group under the control of Mr. Costamagna, or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

9. Additional Award Forfeiture Provisions. In addition to any forfeiture or reimbursement conditions the Compensation Committee may impose upon an Award, a Participant may be required to forfeit an Award, or reimburse the Company for the value of a prior Award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement or a policy adopted by the Company pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder prior to the issuance of the Award), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision or Company policy. Unless otherwise determined by the Compensation Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.

10. General Provisions.

(a) Beneficiaries. No Award of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. A Beneficiary, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Compensation Committee, and to any additional terms and conditions deemed necessary or appropriate by the Compensation Committee.

(b) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Compensation Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock subject to outstanding Awards and (ii) the exercise price relating to any Award or, if deemed appropriate, the Compensation Committee may make provision for a payment of cash to the holder of an outstanding Phantom Stock Option.

(c) Tax Provisions. The Company and any Subsidiary are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of cash, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Compensation Committee or the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.

(d) Compliance with Law. The Plan, all Awards granted under the Plan and any award agreement in connection with any Award are intended to be administered and interpreted in a manner consistent with and subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or national automated quotation systems as may be required. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other then the United States, the Committee, subject to the approval of the Compensation Committee, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws and (ii) take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any governing statute or any other applicable law.

(e) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the shareholders of the Company have approved the Company's 2011 Stock Option Plan by the affirmative votes of the holders of a majority of the voting securities of the Company cast in person or by proxy and entitled to vote on the subject matter at a duly held meeting of shareholders at which a quorum is present. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect for a term of ten (10) years from the date of adoption or until the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan. Subject to applicable law, Awards may be granted under the Plan after this Plan is adopted by the Board but prior to the Effective Date provided that all such Awards shall be null and void of the Company's 2011 Stock Option Plan is not approved by the requisite shareholder vote at the Annual Meeting of Shareholders occuring following adoption of the Plan by the Board.

(f) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of Participants; provided, however, that without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award, unless such action is deemed necessary in order to achieve compliance with tax or local laws or regulations.

(g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the country in which the Participant is located.

(h) Limitation on Rights Conferred under the Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Employee or Participant the right to continue as an Eligible Employee or Participant or in the employ or service of the Company or a Subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Employee's or Participant's employment or service at any time, (iii) giving an Eligible Employee or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(i) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, however, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.